                                                                   EXHIBIT 10.21



                          Dated:   24th November 1997


                           CBT SYSTEMS LIMITED   (1)


                                    - and -


                        CLARION WORLDWIDE LIMITED  (2)




                         -----------------------------
                                   AGREEMENT
                         -----------------------------




                                    Binchys
                                  Solicitors
                             43 Fitzwilliam Place,
                                   Dublin 2
                                   (906G.38)
                           Tel: Dublin (01) 661 6144
                           Fax: Dublin (01) 676 0189

THIS AGREEMENT is made the 21st day of November 1997
--------------

BETWEEN:
-------

(1)   CBT SYSTEMS LIMITED whose registered office is situate at Beech Hill,
      -------------------
      Clonskeagh, Dublin 4 ("CBT" which expression where the context so permits shall include its successors); and

(2)   CLARION WORLDWIDE LIMITED whose registered office is situate at P.O. Box
      -------------------------
      146, Road Town, Tortola in the British Virgin Isles, ("Clarion" which expression where the context so permits shall include its successors)

WHEREAS
-------

(A)   CBT carries on the business of computer based training

(B) CBT has agreed to engage the services of Clarion and Clarion has agreed to make available to CBT the knowledge and expertise of certain employees of Clarion on a consultancy basis on the terms and subject to the conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:
-----------------------

1.    DEFINITIONS
      -----------
      The following terms shall have the following meanings:
1.1   "Board"                 the Board of Directors of CBT
1.2   "Commencement Date"     6th April, 1997
1.3   "Employees"             those persons listed in the
                              schedule annexed hereto

2.    APPOINTMENT
      -----------
2.1 CBT appoints Clarion as a consultant to CBT's business with effect from the Commencement Date and Clarion accepts such appointment.

2.2 Clarion has agreed to procure that during the continuance of this Agreement the services of the Employees will be provided to CBT, such services to be performed at the premises of CBT at Beech Hill, Clonskeagh, Dublin 4, or at such other premises as may be agreed between Clarion and CBT from time to time.

2.3 Clarion hereby warrants to CBT that it employ's each of the Employees and that it is entitled to furnish the services of each of the Employees to CBT in the manner provided in this Agreement and that the copy of the Employment Agreement relating to each Employee as furnished to CBT is true, accurate, complete and up to date.

3.    THE CONSULTANCY SERVICES
      ------------------------
      Clarion hereby agrees to act as a consultant to CBT and to provide, through the services of the Employees in their respective capacities shown in the Schedule hereto:
3.1 advice and assistance with regard to all aspects of the business, finances and affairs of CBT;
3.2 marketing, management and commercial consultancy expertise in the field of expanding CBT's general activities worldwide; and
3.3 such other matters as CBT may determine and Clarion may from time to time agree.

4.     CLARION'S DUTIES
       ----------------
       During the continuance of this Agreement Clarion shall procure that the Employees shall:
4.1 unless prevented by ill-health or accident, devote so much of their time, attention and abilities to CBT's business as may be necessary for the proper exercise of their duties in he respective capacities set out in the Schedule hereto provided that nothing contained in this Agreement shall require any of the Employees to devote to the business of CBT more than 300 hours in any one calendar month or preclude Clarion or the Employees from acting in a similar or any other capacity for any other person, firm or company;
4.2 advise and assist CBT as required in all branches of its business including in particular but without prejudice to the generality of the above the specific duties of each of the Employees in their respective capacities as set out in the Schedule hereto;
4.3 keep the Board adequately informed as to the progress and status of any projects on which Clarion is engaged for CBT by reporting in such manner and at such intervals as Clarion may from time to time agree with CBT; and
4.4 comply with the reasonable requests of the Board and use their reasonable endeavours to promote the interests of CBT.

5.     DELEGATION
       ----------
       Clarion shall not delegate any of its duties or obligations under this Agreement otherwise than as may be expressly permitted under the terms hereof.

6.     REMUNERATION OF CLARION
       -----------------------
6.1 In consideration of the services to be rendered by Clarion hereunder CBT shall pay to Clarion such fees as may be agreed between CBT and Clarion from time to time.

6.2 Clarion shall be entitled to a rateable proportion of the monthly sum payable under this Agreement for any broken portion of any month during which its engagement hereunder subsists.

6.3 CBT shall reimburse to Clarion all reasonable out-of-pocket expenses incurred by the Employees in connection with the business of CBT in the performance of Clarion's duties hereunder provided that Clarion provides reasonable evidence of the expenditure in respect of which reimbursement is claimed.

7.    SECRECY
      -------
7.1 Clarion shall not at any time during or after the Term disclosure or divulge or allow to be disclosed or divulged to any person any confidential information relating to CBT, its business, trade secrets or affairs other than to persons who have signed a secrecy undertaking in the form approved by CBT.

7.2 Clarion shall not permit the Employees or any other person to assist in the provision of the services under this Agreement unless that person has signed such an undertaking.

8.    DELIVERY UP OF DOCUMENTS ON TERMINATION
      ---------------------------------------
      Upon the termination of Clarion's engagement Clarion shall, and Clarion shall procure that each of the Employees shall, forthwith deliver up to CBT all correspondence, documents, papers and property belonging to CBT which may be in its or his or her possession or under its or his or her control.

9.    TERMINATION
      -----------
9.1 The following obligations are conditions of this Agreement and any breach of them shall be deemed a fundamental breach which shall terminate this Agreement immediately and the rights and liabilities of the parties shall thereafter be determined:

      9.1.1 Clarion or any one or more of the Employees being guilty of any serious misconduct or any serious breach or non-observance of any of the obligations of Clarion under this Agreement;

      9.1.2 Clarion becoming bankrupt or making any arrangement or composition with its creditors or entering into liquidation (other than voluntarily and without insolvency for the purposes of reconstruction and/or amalgamation);

      9.1.3 CBT failing to make punctual payment of all sums due to Clarion under the terms of this Agreement; or

      9.1.4 the doing or permitting of any act by Clarion by which CBT's business may be prejudiced or put in jeopardy.

9.2 This agreement may be terminated at any time by either party serving on the other not less than three (3) months notice in writing expiring at any time.

9.3 The obligations of Clarion to provide the services of a particular Employee under this Agreement shall automatically terminate in respect of that Employee in the event of:

          9.3.1  that Employee's death; or
          9.3.2 in the event of the disability of that Employee and for the purposes of this Agreement, the term "disability" shall mean inability of that Employee to perform his or her regular services by reason of physical or mental incapacity for a continuous period of ninety (90) days or a total of one hundred and fifty (150) days during any twelve (12) month period.

10.       DISPUTE
          -------
          Any dispute between CBT and Clarion relating to any matter arising out of this Agreement upon which the parties are unable to reach agreement shall be referred for a decision to two arbitrators who shall be experts in the matter in dispute, one to be nominated by CBT and the one by Clarion. Such arbitrators shall have the power in case of disagreement between them to appoint an umpire who shall likewise be an expert in the matter in dispute and the decision of such arbitrators or such umpire, as the case may be, shall be final and binding upon the parties. Each party shall be responsible for payment of the fees of the arbitrator nominated by such party. The proper charges of the umpire shall be paid by CBT and Clarion in such proportions as the umpire shall direct.

11.       FORBEARANCE OR WAIVER
          ---------------------
          The rights which each of the parties have under this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to any other party. No waiver by any party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

12.       NOTICES
          -------
          Any written notice required to be served under this Agreement shall be deemed duly served if, in the case of CBT, it is sent by ordinary prepaid letter post addressed to CBT at or delivered to its registered office for the time being and if, in the case of Clarion, it is sent by ordinary prepaid letter post addressed to Clarion at or delivered to Mr. Gethin Taylor, Director, Peregrine Corporate Services Limited, Burleigh Manor, Peel Road, Douglas, Isle of Man IM1 5EP. Any such notice shall if so posted be deemed to be served on the second business day after posting and if delivered at the time of delivery.

13.       INVALIDITY
          ----------
          The invalidity or unenforceability of any part of this Agreement shall not affect the validity or enforceability of the remainder.

14.       STATUS OF CLARION
          -----------------
14.1 During the continuance of this Agreement Clarion shall be an independent contractor and not the servant of CBT.

14.2 Clarion shall bear the exclusive responsibility for the payment of remuneration to the Employees and all expenses in relation to the Employees for which Clarion is liable as their employer.

14.3 Notwithstanding the provisions of this clause 14 Clarion hereby undertakes that if at any time hereafter the relationship between CBT and any one or more of the Employees is determined whether by the Revenue Inspector or otherwise to be one of employment then Clarion will indemnify and hold CBT harmless from and against any and all losses, costs, liabilities and expenses incurred by CBT:
         14.3.1 arising out of or connected in any way with such a determination including but not limited to claims for PAYE, Income Tax and National Insurance Contributions; or
         14.3.2 arising out of or connected in any way with any and all actions, suits, proceedings, claims, demands, assessments and judgments with respect to any of the foregoing;
         CBT shall be entitled to set all sums due to it under this indemnity against the monthly sum payable to Clarion pursuant to the provisions of clause 6 above.

15.      SUPERSEDES PRIOR AGREEMENTS
         ---------------------------
         This Agreement supersedes any prior agreements between the parties whether written or oral and any such prior agreements are cancelled as at the Commencement Date but without prejudice to any rights which have already accrued to either of the parties.

16.      HEADINGS
         --------
         Headings contained in this Agreement are for reference purposes only and shall not be incorporated into this Agreement and shall not be deemed to be any indication of the meaning of the clauses to which they relate.

17.      WARRANTY
         --------
         Each of the parties warrants its power to enter into this Agreement.

18.      WHOLE AGREEMENT
         ---------------
         Each party acknowledges that this Agreement contains the whole agreement between the parties and that it has not relied upon any oral or written representation made to it by the other or its employees or agents.

19.      CBT'S RIGHT TO ASSIGN
         ---------------------
         This Agreement and the rights under it may be assigned or transferred by CBT.

20.   NO ASSIGNMENT OR SUB-CONTRACTING
      --------------------------------
      Clarion shall not assign or sub-contract any of its rights or duties under this Agreement without the prior written consent of CBT.

21.   GOVERNING LAW
      -------------
      This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Ireland which shall be the proper law of this Agreement and the parties hereto hereby agree to submit to the non-exclusive jurisdiction of the Courts of the Republic of Ireland in regard to any proceedings arising out of or in connection with this Agreement.

22.   COSTS
      -----
      Each of the parties shall pay any costs and expenses incurred by it in connection with this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed
------------------
in duplicate on the day and in the year first above written in the presence of the undersigned witnesses:

                                   SCHEDULE
                                   --------

             EMPLOYEES:                               CAPACITY
             ---------                                --------

             Lorraine Kennedy                         Personal Assistant

             Bill Beamish                             Product Development
                                                      and Design

             Bill McCabe                              Strategy and Planning

             Jack Hayes                               Financial Services

The Common Seal of          )
CLARION WORLDWIDE           )
-----------------           )                                    [SEAL]
LIMITED was hereunto        )
-------                     )
affixed in the presence     )
of:                         )

  ^^                        Director

Bank of Ireland Trust Company ^^
                            Secretary
the Common Seal of          )
CBT SYSTEMS LIMITED         )
-------------------         )
was hereunto affixed        )
in the presence of:         )

                            Director   ^^

                            /Secretary